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                                August 29, 1999


Mitchell Hutchins
1285 Avenue of the Americas
New York, New York 10019


                      Re: PaineWebber RMA California Municipal Money
                          Fund, a series of the PaineWebber Managed
                          Municipal Trust (the "California Fund")


        We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the California Fund dated as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the California Fund with respect to California law in the Registration Statement and the Prospectus for the California Fund.


                                  Very truly yours,


                                  /s/ Orrick, Herrington & Sutcliffe LLP


                                  Orrick, Herrington & Sutcliffe LLP